Exhibit 23.2
------------




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2, of our report dated September 29, 2003, relating to the financial statements of Garuda Capital Corp. and subsidiaries as of June 30, 2003 and 2002 and for the years ended June 30, 2003 and 2002, and to the reference to our Firm as "Experts" in the Prospectus.







                                                      /s/ SPICER, JEFFRIES & CO.

Denver, Colorado
December 19, 2003